Exhibit 10.4

                                THE ANDERSONS
                            AMENDED AND RESTATED
                            PARTNERSHIP AGREEMENT


                       AGREEMENT made with an effective date of April 1,
                  1995, among all those parties listed in Schedule A
                  attached hereto as the General Partner and as Limited
                  Partners, respectively.
                       Some of the parties have been engaged as partners
                  under the firm name of "The Andersons," a partnership
                  originally formed on January 30, 1937, by DAVID
                  ANDERSON, HAROLD ANDERSON and MARGARET ANDERSON under
                  the name of ANDERSON ELEVATOR COMPANY, which has been
                  amended from time to time.
                       In consideration of the mutual promises herein
                  contained, the parties agree to the following articles
                  of partnership:
Purposes               FIRST:  The parties agree to and do continue the
                  business known as "The Andersons" heretofore existing
                  among certain of the present partners, hereby assuming
                  the assets and acknowledging liability for all the
                  obligations of the predecessor partnership, both as a
                  partnership and individually in the capacities stated
                  herein.  This Partnership has the following purposes:
                       To erect, purchase, lease or otherwise acquire,
                  hold and operate a plant or plants for the conduct of a
                  general grain elevator business consisting of buying,
                  selling, handling. conditioning and grinding grain of
                  all kinds; to lease grain elevator plants owned by, the
                  Partnership; to purchase, lease or otherwise acquire
                  and hold farm lands; to raise, produce, buy, sell and
                  deal in farm, nursery and forest products; to
                  manufacture and sell steel equipment; to process corn
                  cobs; to manufacture and sell feed and fertilizer; to
                  purchase, acquire, sell, mortgage, lease or otherwise
                  deal in and dispose of real and personal property of
                  every class and description incidental to the grain
                  elevator, retail store, steel manufacturing, corn cob
                  processing, feed, fertilizer, seed, chemical, nursery
                  and farm businesses; to issue securities; to borrow
                  money for long or short terms; to take such action as
                  may be either necessary or incidental to the
                  accomplishment of the foregoing purposes-, and to
                  operate, invest or otherwise engage in any other
                  business as determined appropriate by the General
                  Partner.
Name and               SECOND:  The name under which the business of said
Place of          Partnership shall be conducted is "The Andersons" and
Business          its principal place of business is located at 480 West
                  Dussel Drive (changed from 1200 Dussel Drive by the
                  U.S. Postal Department), Maumee, Lucas County, Ohio.
Establishment          THIRD:  (A) The General Partner of the Partnership
of Duties and     is that entity listed under the heading "General
Voting            Partner" in Schedule A attached hereto.  The General
                  Partner alone shall control and manage the business of the Partnership.
                       (B)       The General Partner may admit such
                  additional Limited Partners and may issue such additional partnership interests as it in its sole discretion determines appropriate; provided, however, that: 1. No partner's capital account may exceed five percent (5%) of total partners' capital without the affirmative vote or written consent of the holders of two-thirds (2/3) of the total capital of the Partnership as to each and every purchase exceeding said five percent (5%); and 2. Partners who are not (a)
                  (i) lineal descendants of Harold and Margaret M.
                  Anderson, or (ii) adopted by such lineal descendants, or (iii) the spouses of such lineal descendants or those so adopted; or (iv) trusts for the benefit of any such lineal descendants or those so adopted; or who are not (b) employees of the General Partner; or (c) former employees of the General Partner or the Partnership, shall not acquire, in the aggregate, more than twenty percent (20%) of total partners' capital without the affirmative vote or written consent of the holders of two-thirds (2/3) of the total capital of the Partnership as to each and every purchase exceeding said twenty percent (20%). 3. Notwithstanding Article
                  Third (B) 1 and 2 above, no vote or consent shall be required in the event of any change in ownership percentages as a result of the withdrawal or death of a partner.
                       (C)       The General Partner shall have no
                  authority to do any of the following except with the written consent of or ratification by all of the Limited Partners:
                       1.   Do any act in contravention of this
                  Partnership Agreement;

                       2. Do any act which would make it impossible to carry on the ordinary business of the Partnership;

                       3.   Confess a Judgment against the Partnership;

                       4. Possess Partnership property, or assign its rights in specific Partnership property, for other than a Partnership purpose; and

                       5.   Admit another General Partner.
                       (D)       The General Partner shall have no
                  authority to do any of the following except with the written consent of or ratification by 80% of the Limited Partners:
                       1.   Sell or otherwise dispose of all or
                  substantially all of the Partnership's assets;  and

                       2.   Merge with or into any limited partnership,
                  corporation or other entity as permitted by applicable
                  state law.
                       (E)       The General Partner is hereby authorized
                  to adopt such policies and procedures as are
                  appropriate to the fulfillment of its accountabilities.
                       (F)       The Limited Partners are those
                  individuals and trusts listed under the heading
                  "Limited Partners" in Schedule A attached hereto.
                       (G)       The Limited Partners shall have the same
                  rights as the General Partner to:
                       1.   Have the Partnership books kept at the
                  principal place of business of the Partnership, and at
                  all times to inspect and copy any of them;
                       2.   Have on demand true and full information of
                  all things affecting the Partnership, and a formal
                  account of Partnership affairs whenever circumstances
                  render it just and reasonable;
                       3.   Have a dissolution and winding up by decree
                  of court.
                       (H)  Voting by the Limited Partners on all matters
                  upon which they are entitled to vote, including,
                  without limitation, those matters set forth in Article
                  Third, Section (D), shall be on the basis of one vote
                  per partner, except for voting upon the ownership of
                  partnership interests in excess of five percent (5%)
                  and twenty percent (20%), respectively, as provided in
                  Article Third, Sections (B) 1 and 2, which voting shall
                  be on the basis of the Limited Partner's pro rata
                  investment in the Partnership.
Capital                FOURTH:  The capital accounts of the partners
Accounts          shall be those amounts which appear on the books of the
                  Partnership as reflected in Schedule A attached hereto.
Keeping of             FIFTH:  The Partnership shall maintain accurate
Books of          and correct books of account of all the business and
Account           transactions of the Partnership, to which the General
                  Partner and each of the Limited Partners shall have
                  access and right of examination at all reasonable
                  times.  Such books shall be written up and balanced at
                  the end of each calendar year.
Allocation of          SIXTH:  For the year 1994 and subsequent years,
Profits and       the net profits and the net losses of the Partnership
Losses--          shall be allocated among the partners as stated below:
Charitable
Contributions          (1)  The net profits and losses (including profits
                  and losses from the sale of capital assets) shall be
                  allocated among the General and Limited Partners pro
                  rata on the basis of the capital account of each
                  partner.  The capital account will be weighted, for net
                  profit and loss allocation purposes, to reflect the
                  number of days in the calendar year that the partner is
                  a partner in the Partnership.  The General Partner
                  shall receive compensation for its services and
                  reimbursement for its expenses in such amounts as shall
                  be determined by a management contract between the
                  General Partner and the Partnership; and payments to
                  the General Partner under the management contract shall
                  be deducted in determining net profits and losses.
                       (2)  In December of each year, the General Partner
                  shall estimate the net profits of the Partnership for
                  the calendar year and shall determine a specific dollar
                  amount of such net profits which shall be contributed
                  for charitable and civic purposes.  The Partnership
                  shall make contributions in such amount which, together
                  with all contributions previously made in that year by
                  the Partnership, shall equal this specific dollar
                  amount of charitable contributions.  Partnership
                  contributions may be made in cash or property or by the
                  sale of property at or less than the fair market value;
                  and the value of such Partnership contributions shall
                  be divided in the same manner as net profits and losses
                  are allocated among the partners.
Dissolution            SEVENTH:  The Partnership shall continue in force
                  until dissolved by the written agreement of the General
                  Partner and all the Limited Partners or until the
                  withdrawal, transfer of interest, dissolution,
                  bankruptcy or appointment of a receiver of the General
                  Partner or the transfer of interest of any Limited
                  Partner.  In the event of dissolution of the
                  Partnership as defined herein, all partners, within
                  ninety (90) days after the event of dissolution, may
                  agree in writing to continue the business of the
                  Partnership and to the appointment of one or more
                  additional general partners if necessary or desired.
                  In the event that the business of the Partnership is
                  carried on, the new partnership shall have the right to
                  carry on the business under the same name.  In the
                  event of dissolution of the Partnership and a decision
                  by some of the partners to form a new partnership, the
                  capital account of any General or Limited Partner who
                  does not become a member of the new partnership shall
                  be treated as if said person or persons had caused the
                  dissolution.
                       Any partner may withdraw at will, but the
                  withdrawal of a Limited Partner shall not cause a
                  dissolution of the Partnership.  Likewise, the death of
                  a Limited Partner shall not cause a dissolution of the
                  Partnership.
                       In the event of the death or withdrawal of a
                  Limited Partner or in the event of dissolution and
                  formation of a new partnership, the Partnership,
                  including any successor partnership will continue to
                  allocate profits and losses to the capital account of
                  any partner who has died, withdrawn, caused the
                  dissolution, or cease to become a member of the new
                  partnership, in the same manner as allocations to all
                  other capital accounts until payment of the capital
                  account has been made.  Payment of the capital account
                  shall be made no later than the end of the calendar
                  year of the fifth anniversary of the date of death,
                  withdrawal, dissolution of the Partnership or ceasing
                  to become a member of the new partnership and the
                  amount paid shall be equal to the balance of the
                  capital account at the time of payment.  The
                  Partnership, including any successor partnership, as an
                  alternative, and at the option of the General Partner,
                  may pay to the partner who has died, withdrawn, caused
                  the dissolution of the Partnership or who has not
                  become a member of the new partnership formed after
                  dissolution, an amount equal to such partner's capital
                  account as shown on the Partnership books as of the
                  date of death, withdrawal, dissolution, or ceasing to
                  become a member of the new partnership, adjusted by the
                  allocated share of such partner in the net profits,
                  losses and contributions for that portion of the year
                  prior to such date.  The allocated share of the net
                  profits, losses and contributions of the former partner
                  shall be determined by reference to the net profits,
                  losses and contributions for the full calendar year in
                  which the death, withdrawal, event of dissolution, or
                  ceasing to become a member of the new partnership takes
                  place and by allocating the share of the partner in
                  accordance with the ratio of the number of days from
                  January 1 through the date of death, withdrawal, event
                  of dissolution, or ceasing to become a member of the
                  new partnership to the number of days in such calendar
                  year.  No allowance shall be made for good will, trade
                  name or other intangible assets, except as such assets
                  have been reflected on the Partnership books
                  immediately prior to the date of payment.
                       Payment of a capital account under the alternative
                  method described in the immediately, preceding
                  paragraph shall be made no later than the end of the
                  calendar year of the fifth anniversary of the date of
                  death, withdrawal, dissolution of the Partnership, or
                  ceasing to become a member of the new partnership, with
                  interest on the unpaid balance payable annually.  The
                  interest rate shall be determined by the General
                  Partner and shall be not less than six percent (6%) nor
                  more than two percent (2%) over the then prime rate of
                  Citibank, N.A.  The interest rate will be established
                  initially and may remain the same throughout the period
                  of payment or may be changed annually, as the General
                  Partner shall elect.
                       In the event all partners choose to voluntarily
                  dissolve the Partnership and not form a new partnership
                  or in the event the partners do not choose to form a
                  new partnership after any other dissolution, all
                  partners shall continue to share profits and losses
                  during the period after dissolution in the same manner
                  as before dissolution.  Any gain or loss on disposition
                  of Partnership property after dissolution shall be
                  credited or charged to the partners in the same manner
                  and in the same proportion as ordinary profits and
                  losses are credited or charged.
                       In the event of an election to form a new
                  partnership after a dissolution as herein provided,
                  this Partnership Agreement shall become the partnership
                  agreement of that successor partnership, modified to
                  the extent that the dissolution has affected the
                  membership and the capital accounts in accordance with
                  this Agreement.  This provision shall in no manner
                  limit the right of any partner to withdraw nor shall it
                  limit the right of all partners of the successor
                  partnership to agree to a different partnership
                  agreement.
Appraisal              EIGHTH:  The parties hereby expressly acknowledge
                  the right of limited partners to the appraisal remedy
                  as set forth in Sections 1782.435 - 1782.437 of the
                  Ohio Revised Code, or any similar provisions hereafter
                  enacted (the "Appraisal Statute") in the event that the
                  Partnership is merged with or into any limited
                  partnership, corporation or other entity as
                  contemplated by Article Third hereof.  The parties also
                  agree that limited partners shall have the same right
                  of appraisal in the event of a sale or other
                  disposition of all or substantially all of the
                  Partnership's assets as contemplated by Article Third
                  hereof as though the Appraisal Statute applied to such
                  a sale or disposition.  Notwithstanding the foregoing
                  or the provisions of the Appraisal Statute, the
                  partners agree that in the event the Partnership is
                  converted into a corporation through one or more
                  mergers or sales or exchanges of all or substantially
                  all of its assets and within 90 days thereafter the
                  surviving entity consummates a public offering of
                  equity securities registered under the Securities Act
                  of 1933, for purposes of the Appraisal Statute, the
                  fair cash value of the Partnership interest held by any
                  partner exercising dissenter's rights under the
                  Appraisal Statute in connection with such conversion
                  shall be determined based solely on the valuation of
                  the Partnership reflected in the price to the public in
                  such public offering.
                       The parties hereby waive the provisions of Chapter
                  1779 of the Ohio Revised Code, or any similar
                  provisions hereafter enacted, which require an
                  application to the Probate Court of the county in which
                  the Partnership is located for an inventory and
                  appraisal of the Partnership assets upon the death of a
                  partner and the filing of any such inventory or
                  appraisal, the furnishing of any bond by the surviving
                  partner or partners for the payment of Partnership
                  debts and liabilities and the performance of
                  Partnership contracts. and the appointment of a
                  receiver if the surviving partner or partners refuse to
                  purchase the interest of a deceased partner.
                       The parties hereby also waive the provisions of
                  Section 1782.16 of the Ohio Revised Code, or any
                  similar provisions hereafter enacted, which require the
                  delivery  or mailing of a file-stamped copy of the
                  certificate of limited partnership to each limited
                  partner.  Any partner shall be provided a file-stamped
                  copy upon request.
Parties                NINTH:  This Agreement shall be binding upon the
Bound             parties hereto and their respective heirs, successors,
                  assigns and personal representatives.
Liability of           TENTH:  The Limited Partners shall be liable for
Limited           Partnership obligations only to the extent of their
Partner           capital accounts.  Without limiting the foregoing,
                  neither Society National Bank nor The Huntington
                  National Bank shall be individually liable for any
                  obligations incurred by the Partnership, and only the
                  trust property held by them under the trusts listed in
                  Schedule A shall be liable for such obligations.  Every
                  contract, note or obligation of the Partnership which
                  contains a reference to Society National Bank nor The
                  Huntington National Bank as a partner shall include a
                  provision to the effect that neither Society Bank &
                  Trust nor The Huntington National Bank shall be
                  individually liable and that only the above described
                  trust property shall be liable.
Power of               ELEVENTH:  Each of the Limited Partners, by their
Attorney          execution hereof, jointly and severally hereby
                  irrevocably constitute and appoint the General Partner, with full power of substitution, their true and lawful attorney-in-fact in their name, place and stead, to make, execute, sign, acknowledge, record and file on behalf of them and on behalf of the Partnership the following:
                       1.   A Certificate of Limited Partnership, a
                  Certificate of Doing Business Under an Assumed Name, amendments thereto consistent with the provisions of this Partnership Agreement, and any other certificates or instruments and amendments thereto which are consistent with the provisions of this Partnership
                  Agreement and which may be required to be filed by the Partnership or the partners under the laws of Ohio or any other jurisdiction whose laws may be applicable;
                       2.   A Certificate of Cancellation of the
                  Partnership and such other instruments or documents as may be deemed necessary or desirable by the General
                  Partner upon the termination of the Partnership business as provided herein; and
                       3.   Any and all such other instruments as may be
                  deemed necessary or desirable by the General Partner to carry out fully the provisions of The Andersons
                  Partnership Agreement in accordance with its terms.

                        *      *      *      *      *

          IN WITNESS WHEREOF, duly authorized officers of The Andersons Management Corp., General Partner, have executed this Agreement as of the effective date stated herein for the General Partner and on behalf of each of the Limited Partners listed in Schedule A, pursuant to Power of Attorney authorizing the General Partner to sign on behalf of each Limited Partner.


                                   THE ANDERSONS MANAGEMENT CORP.
                                   as General Partner:



                                   By:  /s/ Richard P. Anderson
                                        Richard P. Anderson, President


                                   By:  /s/ Beverly J. McBride
                                        Beverly J. McBride, Secretary


                                   THE ANDERSONS MANAGEMENT CORP.
                                   Attorney-in-Fact for Each Limited Partner



                                   By:  /s/ Thomas H. Anderson
                                        Thomas H. Anderson, Chairman


                                   By:  /s/ Gary Smith
                                        Gary L. Smith, Treasurer